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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 33-82982, 33-97024, 333-25769, 333-49497,
333-51657, 333-59245) and Forms S-8 (File Nos. 33-69516, 33-69518, 33-69520,
33-84706, 33-88030, 33-92970, 33-92998, 333-04535, 333-29059, 333-29975,
333-29977, 333-34119, 333-56747, 333-56749, 333-80623) of Genzyme Transgenics
Corporation of our report dated February 22, 2000, except as to the information in the third paragraph of Note 12 for which the date is April 3, 2000, relating to the financial statements, which appear in the Annual Report on Form 10-K. We also consent to the incorporation by reference into those Registration Statements of our report, dated February 22, 2000 on our audits of the financial statements of ATIII LLC which report is also included in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 3, 2000